Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES SECOND QUARTER 2019 RESULTS

--Total Direct UMO Collections Increased More than 20% Y/Y in 2Q19--

--Direct Collections Represented 42% of Total UMO Feedstock Supply in 2Q19--

--Announced JV with Tensile Capital with Potential to Materially Increase Access to Growth Capital--

--Extended Maturity on Asset-Based Term Loans with Lenders From 2020 to 2021--

HOUSTON – August 7, 2019 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced financial results for the second quarter of 2019.

For the three months ended June 30, 2019, the Company reported revenue of $43.7 million, versus $46.9 million in the prior-year period. Vertex reported an operating loss of ($0.7) million in the second quarter of 2019, versus $3.0 million of operating income in the prior-year period. The Company reported a basic net loss available to common shareholders of ($1.4) million, or ($0.03) per basic share, in the second quarter of 2019, versus net income of $1.4 million, or $0.03 per basic share, in the second quarter of 2018. The Company reported Adjusted EBITDA of $1.5 million, in the second quarter of 2019, versus Adjusted EBITDA of $4.8 million, in the second quarter 2018 (described in greater detail below).

During the second quarter of 2018, the Company benefited from elevated realized margins, supported by a combination of high product prices and low used motor oil (UMO) feed costs, while in the second quarter of 2019, a combination of less favorable realized margins and lower metals prices in the Company’s recovery segment contributed to a year-over-year decline in profitability. The Company estimates the decline in metals prices contributed to reduced gross margin by approximately $1 million in the second quarter of 2019.

During the second quarter of 2019, both the Marrero, Louisiana refinery (“Marrero”) and the Heartland refinery operated near peak nameplate capacity, showing strong demand for the Company’s specialty petroleum-based products. Including nine days of planned maintenance in June, Heartland increased total refinery throughputs by 5% during the second quarter 2019, when compared to the prior-year period, given improved productivity resulting from planned maintenance. In July 2019, Marrero completed 21 days of planned maintenance. Both the Marrero and Heartland refineries are currently operating near peak rates.

Direct collections of UMO increased 21% in the second quarter of 2019, when compared to the prior-year’s period. Direct UMO collections represented approximately 42% of overall feedstock processed at the Company’s refineries in the second quarter of 2019, versus 37% in the second quarter of 2018, with the remaining feedstock being sourced from third-party UMO suppliers.

As announced on July 31, 2019, Vertex has entered into a joint venture with Tensile Capital Management LLC, an investment firm (“Tensile”). Under the terms of the agreements, Vertex has secured funding (a) which it intends to use to accelerate the development of the currently idled site in Belle Chase, LA (“Myrtle Grove”) and (b) which in the event Tensile exercises an option that expires in June 2020, is anticipated to be sufficient for the full development of the Heartland business. Subject to a successful pilot program that is expected to reach completion by year-end 2019, Vertex will receive approximately $13.5 million of non-recourse funding that it intends to use for debt reduction, investment in organic UMO collections growth, and the targeted acquisition of third-party UMO collections operations.

Additionally, in connection with the Tensile transaction, the Company’s senior lenders agreed to amend and extend the maturity date of Company’s existing asset-based term loans from February 1, 2020 to February 1, 2021.

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Management Commentary

“Our operations performed exceptionally well during the second quarter, supported by year-over-year growth in cost-advantaged direct collections and strong utilization at our Marrero and Heartland refineries, both of which operated near peak capacity during the period,” stated Benjamin P. Cowart, President and CEO of Vertex.

“We generated positive Adjusted EBITDA during the second quarter and continue to expect improved momentum entering the second half of 2019. Having completed planned maintenance at Heartland and Marrero in June and July, respectively, we anticipate both refineries to operate at peak rates as we finish out the year and into 2020.”

“The recent announcement of our joint venture with Tensile Capital has the potential to materially improve the long-term profitability of Vertex. Under the terms of the agreement, subject to a successful pilot test, Tensile will provide up to $35 million of growth capital that may be used to repay indebtedness, accelerate the development of our high-purity base oil operations, while also providing Vertex a liquidity event that will enable us to expand our UMO collections capabilities, among other growth opportunities”, continued Cowart.

“As of June 30, 2019, we had cash and available liquidity of $2.9 million,” stated Cowart. “Pro-forma for the successful closing of both phases of the Tensile transaction at year-end 2019, we anticipate Vertex will add more than $15 million in liquidity to the balance sheet.”

Segment Performance

Black Oil Segment. The Company’s Black Oil Segment collects and purchases UMO directly from third-party generators, aggregates UMO from an established network of local and regional collectors and sells refined finished products to customers for use as lubricants or fuels. During the second quarter 2019, segment revenue declined 1% on a year-over-year basis to $37.9 million, while gross profit declined 25% to $6.5 million, due to compressed spreads related to lower finished product values, increased feedstock costs, together with planned maintenance at our Heartland facility during the second quarter.

Refining & Marketing Segment. The Company’s Refining & Marketing Segment aggregates and manages the re-refinement of hydrocarbon streams in the form of petroleum distillates, other chemical products and petroleum co-products, and sells the re-refined products to end customers. During the second quarter 2019, segment revenue declined on a year-over-year basis by 25% to $3.3 million, while gross profit increased 60% on a year-over-year basis to $0.6 million due to a reduction in low-margin business within the segment, coupled with improved spreads on existing business.

Recovery Segment. The Company’s Recovery Segment includes a generator solutions company for the proper recovery and management of hydrocarbon streams, the sales and marketing of Group III base oils and other petroleum-based products, together with the recovery and processing of metals. During the second quarter 2019, segment revenue declined 39% on a year-over-year basis to $2.4 million, while gross profit declined to $0.1 million versus $1.0 million in the prior year’s period, due to less favorable pricing on metals.

Second Quarter 2019 Conference Call and Webcast

A conference call will be held on August 7, 2019 at 9:00 AM ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	844-369-8770

To listen to a replay of the teleconference, which will be available through August 31, 2019:

Domestic Replay:	877-481-4010
Conference ID:	50785

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About Vertex Energy Inc.

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Investor/Media Relations Contact

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com

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Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Trailing Twelve Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net (loss) income attributable to Vertex Energy, Inc.	$(427,436)	$2,530,068	$(7,880,213)	$(3,097,873)
Add (deduct):
Interest Income	(1,918)	(659)	(1,918)	(2,178)
Interest Expense	738,972	847,456	3,128,659	3,178,098
Depreciation and amortization	1,780,890	1,733,076	7,081,738	6,825,409
EBITDA*	2,090,508	5,109,941	2,328,266	6,903,456

Add (deduct):
Loss (gain) on change in value of derivative warrant liability	(746,017)	(475,913)	239,523	(859,305)
Stock-Based compensation	171,002	183,750	644,180	676,473
Adjusted EBITDA *	$1,515,493	$4,817,778	$3,211,969	$6,720,624

Adjusted Earnings Per Share (EPS)	$0.04	$0.14	$0.09	$0.21

Shares used in computing EPS	40,294,870	33,300,456	38,913,700	32,917,415

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure; and
•	Trailing Twelve Months June 30, 2019 reflects amounts for the Fiscal Year Ended 2018 plus Q1 and Q2 2019 minus Q1 and Q2 2018. Trailing Twelve Months June 30, 2018 reflects amounts for the Fiscal Year Ended 2017 plus Q1 and Q2 2018 minus Q1 and Q2 2017.

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VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$498,219	$1,249,831
Restricted cash	100,007	1,600,000
Accounts receivable, net	11,500,507	9,027,990
Federal income tax receivable	205,818	137,212
Inventory	5,752,583	8,091,397
Derivative commodity asset	—	695,941
Prepaid expenses	1,494,198	2,740,541
Total current assets	19,551,332	23,542,912

Noncurrent assets
Fixed assets, at cost	68,950,111	66,762,388
Less accumulated depreciation	(22,243,716)	(19,874,896)
Fixed assets, net	46,706,395	46,887,492
Finance lease right-of-use assets	957,812	397,515
Operating lease right-of use assets	36,911,345	—
Intangible assets, net	11,666,613	12,578,519
Federal income tax receivable	68,605	137,211
Other assets	616,759	616,759
TOTAL ASSETS	$116,478,861	$84,160,408

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$8,273,479	$8,791,529
Accrued expenses	2,347,998	2,535,347
Dividends payable	412,875	403,002
Finance lease liability-current	210,972	95,857
Operating lease liability-current	6,143,000	—
Current portion of long-term debt, net of unamortized finance costs	658,971	1,325,240
Derivative commodity liability	108,557	—
Revolving note	5,079,887	3,844,636
Total current liabilities	23,235,739	16,995,611
Long-term liabilities
Long-term debt, net of unamortized finance costs	14,000,000	14,402,179
Finance lease liability-long-term	720,602	276,355
Operating lease liability-long-term	30,768,345	—
Contingent consideration	—	15,564
Derivative warrant liability	2,440,769	1,481,692
Total liabilities	71,165,455	33,171,401

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	June 30, 2019	December 31, 2018
COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,713,794 and 3,604,827 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively with a liquidation preference of $11,512,761 and $11,174,964 at June 30, 2019 and December 31, 2018, respectively.	9,904,054	8,900,208

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 10,264,001 and 10,057,597 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively with a liquidation preference of $16,011,842 and $15,689,851 at June 30, 2019 and December 31, 2018, respectively.	14,029,297	13,279,755
Total Temporary Equity	23,933,351	22,179,963
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 419,859 and 419,859 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively with a liquidation preference of $625,590 and $625,590 at June 30, 2019 and December 31, 2018, respectively.	420	420

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 40,346,906 and 40,174,821 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	40,347	40,175
Additional paid-in capital	75,599,525	75,131,122
Accumulated deficit	(55,105,156)	(47,800,886)
Total Vertex Energy, Inc. stockholders' equity	20,535,136	27,370,831
Non-controlling interest	844,919	1,438,213
Total Equity	21,380,055	28,809,044
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$116,478,861	$84,160,408

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VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$43,657,292	$46,917,770	$82,978,004	$88,285,965
Cost of revenues (exclusive of depreciation and amortization shown separately below)	36,515,421	36,796,258	71,359,770	71,841,409
Gross profit	7,141,871	10,121,512	11,618,234	16,444,556

Operating expenses:
Selling, general and administrative expenses	6,028,859	5,364,591	11,376,600	11,010,033
Depreciation and amortization	1,780,890	1,733,076	3,517,903	3,427,175
Total operating expenses	7,809,749	7,097,667	14,894,503	14,437,208
Income (loss) from operations	(667,878)	3,023,845	(3,276,269)	2,007,348
Other income (expense):
Interest income	1,918	659	1,918	659
Gain on sale of assets	29,150	8,843	31,443	51,523
Gain (loss) on change in value of derivative warrant liability	746,017	475,913	(959,077)	44,162
Interest expense	(738,972)	(847,456)	(1,496,775)	(1,649,971)
Total other income (expense)	38,113	(362,041)	(2,422,491)	(1,553,627)
Income (loss) before income tax	(629,765)	2,661,804	(5,698,760)	453,721
Income tax benefit (expense)	—	—	—	—
Net income (loss)	(629,765)	2,661,804	(5,698,760)	453,721
Net income (loss) attributable to non-controlling interest	(202,329)	131,736	(307,760)	182,275
Net income (loss) attributable to Vertex Energy, Inc.	(427,436)	2,530,068	$(5,391,000)	$271,446

Accretion of discount on Series B and B1 Preferred Stock	(532,925)	(556,214)	(1,093,600)	(1,198,504)
Dividends on Series B and B1 Preferred Stock	(412,875)	(534,680)	(819,670)	(1,089,597)
Net income (loss) available to common shareholders	$(1,373,236)	$1,439,174	$(7,304,270)	$(2,016,655)
Income (loss) per common share
Basic	$(0.03)	$0.03	$(0.18)	$(0.06)
Diluted	$(0.03)	$0.03	$(0.18)	$(0.06)
Shares used in computing earnings per share
Basic	40,294,870	33,300,456	40,245,671	33,182,748
Diluted	40,294,870	37,013,651	40,245,671	33,182,748

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VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

Six Months Ended June 30, 2019
	Common Stock		Series A Preferred
	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2019	40,174,821	$40,175	419,859	$420	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Share based compensation expense, total	—	—	—	—	143,063	—	—	143,063
Conversion of Series B1 Preferred stock to common	96,160	96	—	—	149,914	(30,242)	—	119,768
Dividends on Series B and B1	—	—	—	—	—	(406,795)	—	(406,795)
Accretion of discount on Series B and B1	—	—	—	—	—	(530,433)	—	(530,433)
Net income (loss)	—	—	—	—	—	(4,963,564)	(105,431)	(5,068,995)
Balance on March 31, 2019	40,270,981	$40,271	419,859	$420	$75,424,099	$(53,731,920)	$1,332,782	$23,065,652
Exercise of options to common	75,925	76	—	—	4,424	—	—	4,500
Share based compensation expense, total	—	—	—	—	171,002	—	—	171,002
Dividends on Series B and B1	—	—	—	—	—	(412,875)	—	(412,875)
Accretion of discount on Series B and B1	—	—	—	—	—	(532,925)	—	(532,925)
VRM LA distribution	—	—	—	—	—	—	(285,534)	(285,534)
Net income (loss)	—	—	—	—	—	(427,436)	(202,329)	(629,765)
Balance on June 30, 2019	40,346,906	$40,347	419,859	$420	$75,599,525	$(55,105,156)	$844,919	$21,380,055

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Six Months Ended June 30, 2018
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$.001 Par	Shares	$.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2018	32,658,176	$32,658	453,567	$454	31,568	$32	$67,768,509	$(39,816,300)	$399,005	$28,384,358
Share based compensation expense, total	—	—	—	—	—	—	145,971	—	—	145,971
Conversion of Series B1 Preferred stock to common	500,000	500	—	—	—	—	779,500	(184,437)	—	595,563
Dividends on Series B and B1	—	—	—	—	—	—	—	(554,917)	—	(554,917)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(457,853)	—	(457,853)
Net income (loss)	—	—	—	—	—	—	—	(2,258,622)	50,539	(2,208,083)
Balance on March 31, 2018	33,158,176	$33,158	453,567	$454	31,568	$32	$68,693,980	$(43,272,129)	$449,544	$25,905,039
Exercise of options to common	241	—	—	—	—	—	—	—	—	—
Share based compensation expense, total	—	—	—	—	—	—	183,750	—	—	183,750
Conversion of Series A Preferred stock to common	33,708	34	(33,708)	(34)	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	32,149	33	—	—	—	—	99,629	(36,700)	—	62,962
Conversion of Series B1 Preferred stock to common	133,264	133	—	—	—	—	207,759	(48,689)	—	159,203
Dividends on Series B and B1	—	—	—	—	—	—	—	(534,680)	—	(534,680)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(470,825)	—	(470,825)
Net income	—	—	—	—	—	—	—	2,530,068	131,736	2,661,804
Balance on June 30, 2018	33,357,538	$33,358	419,859	$420	31,568	$32	$69,185,118	$(41,832,955)	$581,280	$27,967,253

F-9

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)

	Six Months Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities
Net income (loss)	$(5,698,760)	$453,721
Adjustments to reconcile net income (loss) to cash provided by operating activities
Stock based compensation expense	314,065	329,721
Depreciation and amortization	3,517,903	3,427,175
Gain on sale of assets	(31,443)	(51,523)
Contingent consideration reduction	(15,564)	—
Bad debt recovery	(360,926)	—
Increase in fair value of derivative warrant liability	959,077	(44,162)
Loss on commodity derivative contracts	1,069,778	1,212,087
Net cash settlements on commodity derivatives	(967,708)	(1,393,970)
Amortization of debt discount and deferred costs	286,954	290,746
Changes in operating assets and liabilities
Accounts receivable	(2,111,591)	(1,300,384)
Inventory	2,338,814	(2,156,895)
Prepaid expenses	1,948,771	687,156
Accounts payable	(518,050)	2,575,354
Accrued expenses	(187,349)	(628,120)
Other assets	—	(205,942)
Net cash provided by operating activities	543,971	3,194,964
Cash flows from investing activities
Acquisition of SES	—	(269,823)
Purchase of fixed assets	(2,419,599)	(1,570,094)
Proceeds from sale of fixed assets	86,846	85,230
Net cash used in investing activities	(2,332,753)	(1,754,687)
Cash flows from financing activities
Payments on finance leases	(61,638)	(10,797)
Proceeds from exercise of stock options	4,500	—
Distribution VRM LA	(285,534)	—
Line of credit (payments) proceeds, net	1,235,251	(816,797)
Proceeds from note payable	187,501	1,667,426
Payments on note payable	(1,542,903)	(1,667,066)
Net cash used in financing activities	(462,823)	(827,234)
Net change in cash, cash equivalents and restricted cash	(2,251,605)	613,043
Cash, cash equivalents, and restricted cash at beginning of the period	2,849,831	1,105,787
Cash, cash equivalents, and restricted cash at end of period	$598,226	$1,718,830

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,221,363	$1,126,362
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$—	$34
Conversion of Series B Preferred Stock into common stock	$—	$99,629
Conversion of Series B1 Preferred Stock into common stock	$149,914	$987,259
Accretion of discount on Series B and B1 Preferred Stock	$1,093,600	$1,198,504
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$819,670	$1,089,597
Equipment acquired under finance leases	$621,000	$450,098

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